UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 26, 2019

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

One Moody Plaza Galveston, Texas	77550-7999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, Par Value $1.00	ANAT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 26, 2019 (the “Annual Meeting”). Results of stockholder voting at the Annual Meeting are set forth below.

Proposal 1. The stockholders elected the individuals below as Directors of the Company, to serve until the next Annual Meeting of Stockholders, with the results of the vote as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
William C. Ansell	25,247,479	81,431	4,515	9,114
Arthur O. Dummer	24,422,180	904,366	6,879	9,114
Irwin M. Herz, Jr.	25,063,060	265,765	4,600	9,114
E. Douglas McLeod	25,236,057	79,603	17,765	9,114
Frances A. Moody-Dahlberg	25,004,279	325,442	3,704	9,114
Ross R. Moody	24,731,898	597,012	4,515	9,114
James P. Payne	25,247,044	81,606	4,775	9,114
E. J. “Jere” Pederson	24,510,195	818,230	5,000	9,114
James E. Pozzi	25,190,340	138,570	4,515	9,114
James D. Yarbrough	24,384,483	942,970	5,972	9,114

Proposal 2. The stockholders approved, in a non-binding advisory vote, the compensation of the named executive officers disclosed in the “Executive Compensation” section of the Company’s proxy statement dated April 3, 2019 relating to the Annual Meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
25,215,358	99,805	18,262	9,114

Proposal 3. The stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2019. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
25,274,239	66,060	2,240	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY

By:	/s/ Timothy A. Walsh
Timothy A. Walsh, Executive Vice President,
CFO, Treasurer and ML and P&C Operations

Date: April 29, 2019